UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 30, 2012, The Chefs’ Warehouse, Inc. filed a Current Report on Form 8-K (the “Initial Report”) to report certain matters related to, among other things, the Company’s acquisition of 100% of the stock of Praml International, Ltd., the Company’s entry into a new lease agreement with the City of New York, the Company’s entry into a loan agreement under the New Markets Tax Credit Program, and the Company’s entry into a new senior secured credit facility. Following the filing of the Initial Report, the affidavit attached as Exhibit F to the Building Loan Agreement (as defined below), which was filed as Exhibit 10.5 to the Initial Report, was modified. This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Initial Report to include the modified Exhibit 10.5. No other amendments to the Initial Report are being made by the Amendment.

Item 1.01 . Entry into a Material Definitive Agreement

Praml Transaction

On April 27, 2012, The Chefs’ Warehouse West Coast, LLC (“West Coast”), a Delaware limited liability company and indirectly wholly-owned subsidiary of The Chefs’ Warehouse, Inc. (the “Company”), a Delaware corporation, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Adelheid Putze and Rudolf Putze (the “Shareholders”), the owners of 100% of the stock of Praml International, Ltd. (“Praml”), a Nevada corporation, pursuant to which West Coast acquired, on that date, 100% of the stock of Praml from the Shareholders for approximately $19.5 million in cash (the “Purchase Price”), resulting in Praml becoming a wholly-owned subsidiary of West Coast (the “Praml Transaction”). The Purchase Price is subject to a post-closing working capital adjustment as described in the Stock Purchase Agreement. West Coast financed the Purchase Price paid to the Shareholders with borrowings under the Credit Facilities (as defined below). The terms of the Stock Purchase Agreement are summarized below.

The Stock Purchase Agreement contains customary representations and warranties and covenants from West Coast and the Shareholders, including representations and warranties about Praml’s business, assets, operations, and liabilities. Pursuant to the Stock Purchase Agreement, the Shareholders and West Coast are, subject to certain temporal and financial limitations, obligated to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Stock Purchase Agreement. West Coast deposited approximately $2 million of the Purchase Price in an escrow account to be held for up to eighteen (18) months following the closing of the Praml Transaction to satisfy claims made by West Coast under the terms of the Stock Purchase Agreement.

In connection with the Praml Transaction, the Shareholders have entered into consulting agreements with West Coast and have agreed not to compete with West Coast in the state of Nevada for a period of six (6) years.

The foregoing description of the Stock Purchase Agreement entered into in connection with the Praml Transaction does not purport to be a complete description of the parties’ rights and obligations under the Stock Purchase Agreement. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement filed herewith as Exhibit 2.1.

Lease Agreement for New York City Distribution Facility

On April 26, 2012 (the “Lease Commencement Date”), Dairyland HP LLC (“DHP”), a Delaware limited liability company and an indirectly wholly-owned subsidiary of the Company, entered into an Agreement of Lease (the “Lease Agreement”) with The City of New York, a municipal corporation of the State of New York, acting by and through its Department of Small Business Services (the “City”).

Under the Lease Agreement, from the Lease Commencement Date until May 31, 2013, which is the anticipated full vacate date (the “Full Vacate Date”), DHP will lease from the City a substantial portion of the warehouse facility (the “Facility”) located at 200-240 Food Center Drive, Bronx, New York 10474 (the “Land”), as well as a rail shed consisting of approximately 57,803 square feet (the “Rail Shed”) and a portion of the exterior areas on the Land containing an area sufficient to meet all applicable zoning, parking and other rules and ordinances (collectively, the “Initial Premises”). Following the Full Vacate Date, DHP will lease from the City all of the approximately 176,406 square feet of the Facility, the Rail Shed and all of the exterior areas on the Land (collectively, the “Final Premises” and together with the Initial Premises, the “Premises”). The Facility will house an expanded distribution facility for the Company’s New York City operations. Dairyland USA Corporation, a New York corporation and wholly-owned subsidiary of the Company (“Dairyland”), currently leases a portion of the Premises pursuant to a Sublease Agreement with A.L. Bazzini Co., Inc. (the “Existing Sublease”), which agreement was terminated upon DHP’s entering into the Lease Agreement.

The initial term of the Lease Agreement will be for fifteen years from the Lease Commencement Date (the “Initial Term”), with the Company having the option to extend the Lease Agreement for two ten-year renewal terms. DHP also has a right of first offer on the Premises should the City decide to sell the Premises to non-governmental purchasers in a competitive process. Base rent under the Lease Agreement is expected to be approximately $69,000 per month prior to the Full Vacate Date and approximately $110,000 per month beginning on the Full Vacate Date, subject to certain fixed increases over the course of the Initial Term as set forth in the Lease Agreement and to adjustment based on DHP’s optional expansion of the Facility into the exterior areas of the Land. In addition, throughout the Initial Term rent abatements will apply at different intervals. Additionally, on the earlier of twelve (12) months following completion of the redevelopment of the Rail Shed (as described in more detail below) and twenty-four (24) months following the Lease Commencement Date, DHP will owe additional monthly rent on the Rail Shed.

Pursuant to the terms of the Lease Agreement, DHP is required to redevelop the Facility, including portions of the exterior areas and the Rail Shed, and must invest at least $7 million into the redevelopment project. The redevelopment of the Facility must be substantially completed within twenty-four (24) months of the Full Vacate Date, and the redevelopment of the Rail Shed must be substantially completed within thirty-six (36) months of the Full Vacate Date. The Company expects that the redevelopment expenses will be in the range of approximately $15 million to $20 million, which the Company intends to finance through its borrowings under a New Markets Tax Credit loan, which is described in more detail below, as well as working capital, including by virtue of borrowings under the Credit Facility (as defined below).

The Lease Agreement contains customary events of default, including, without limitation, nonpayment of lease payments, inaccuracy of representations and warranties in any material respect and events of bankruptcy. Additionally, an event of default will occur if DHP fails to complete the redevelopment of the Facility and the Rail Shed as set forth in the Lease Agreement. Upon the occurrence of an event of default, among other things, the City has the right to terminate the Lease Agreement and repossess the Premises, and DHP shall pay all lease payments due under the Lease Agreement through the remainder of the applicable lease term.

The foregoing description of the Lease Agreement does not purport to be a complete description of the parties’ rights and obligations under the above-described Lease Agreement. The above description is qualified in its entirety by reference to the complete Lease Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

New Markets Tax Credit Loan Transaction

On April 26, 2012 (the “Loan Commencement Date”), DHP entered into a financing arrangement under the New Markets Tax Credit (“NMTC”) program under the Internal Revenue Code of 1986, as amended (the “Code”), pursuant to which Commercial Lending II LLC (“CLII”), a community development entity and a subsidiary of JPMorgan Chase Bank, N.A., will provide to DHP an $11.0 million construction loan (the “Loan”) to help fund DHP’s expansion and build-out of the Facility and the Rail Shed (the “Project”), which construction is required under the Lease Agreement. The NMTC program was provided for in the Community Renewal Tax Relief Act of 2000 to induce capital investment in qualified low income communities.

The Loan is evidenced by a Mortgage Note, dated as of April 26, 2012 (the “Mortgage Note”), between DHP, as maker, and CLII, as payee. Under the Mortgage Note DHP is obligated to pay CLII (i) monthly interest payments on the principal balance then outstanding and (ii) the entire unpaid principal balance then due and owing on April 26, 2017. Interest accrues under the Mortgage Note at 1.00% per annum for as long as DHP is not in default thereunder, which interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. The Mortgage Note also provides for permitted prepayment of the Mortgage Note, in whole or in part, in $100,000 increments, after March 15, 2014. The Mortgage Note sets forth a late charge for payments not made within ten days of the due date of 5% of the unpaid amount. Additionally, the Mortgage Note contains customary events of default, including the events of default set forth in Loan Agreement, the Building Loan Agreement and the Security Agreement (each as defined below), and upon an event of default, the full principal balance remaining under the Mortgage Note may be declared immediately due and payable and a default rate equal to 5% over the fixed rate of 1% will be applied to such remaining principal balance.

The Mortgage Note is secured by a Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents, dated as of April 26, 2012 (the “Mortgage and Security Agreement”), pursuant to which DHP grants CLII a first priority secured lien on DHP’s leasehold interest in the Premises, including all improvements made on the Premises, as well as, among other things, a lien on all fixtures incorporated into the project improvements and a lien on all of DHP’s machinery, apparatus, equipment, fittings, trade fixtures and other property purchased with borrowings under the Mortgage Note. All liabilities of and payments by DHP to CLII with respect to the Loan are guaranteed by the Company, Chefs’ Warehouse Parent, LLC (“Parent”), Dairyland, The Chefs’ Warehouse Mid-Atlantic, LLC (“Mid-Atlantic”), Bel Canto Foods, LLC (“Bel Canto”), West Coast, and The Chefs’ Warehouse of Florida, LLC (“Florida”) pursuant to the terms of a Joint and Several Guaranty of Payment, dated as of April 26, 2012 (the “Guaranty”).

Additionally, DHP and CLII entered into a Building Loan Agreement, dated as of April 26, 2012 (the “Building Loan Agreement”), pursuant to which the proceeds of the Loan will be released from a disbursement account (the “Disbursement Account”) to DHP in connection with construction under the Project. The funds deposited in the Disbursement Account are pledged to CLII as security for the repayment of the Mortgage Note. Under the terms of the Building Loan Agreement, DHP is obligated to invest an amount equal to the amount in excess of the $11.0 million loaned to DHP under the Building Loan Agreement necessary to complete the Project. The Building Loan Agreement contains customary events of default, as well as events of default relating to, among other things, the failure of a timely lien-free completion of the Project as provided in the Building Loan Agreement. Upon the occurrence of an event of default, CLII may, among other things, declare amounts due under the Mortgage Note immediately due and payable and may cease to release proceeds from the Disbursement Account.

In connection with the Project, DHP, as borrower, the Company, Parent, Dairyland, Mid-Atlantic, Bel Canto, West Coast, and Florida, as guarantors, and CLII, as lender, entered into a Loan Agreement, dated as of April 26, 2012 (the “NMTC Loan Agreement”). Under the NMTC Loan Agreement, DHP provides certain representations and covenants with respect to, among other things, the continuing operation of the business at the Facility as a “qualified active low income community business,” as defined under Section 45D(d)(2) of the Code and Treasury Regulation Section 1.45D-1(d)(4) (a “QALICB”), in order to maintain the status of the Loan as a “qualified low-income community investment” as defined under Section 45D of the Code and Treasury Regulation Section 1.45D-1(d) (a “QLICI”). The NMTC Loan Agreement further provides that, starting on the earlier of the first day of the month following the one-year anniversary of the Loan Commencement Date or the first day of the month following the completion of the Project as discussed in the Building Loan Agreement and the plans and specifications with respect thereto, Mid-Atlantic shall deposit monthly payments of $61,111 into a sinking fund reserve to be pledged to and controlled by CLII, which will remain in escrow for purposes of securing the obligations of Mid-Atlantic under the Guaranty. The sinking fund reserve shall not exceed the principal balance under the Mortgage Note.

In addition to the above-described obligations, DHP, the Company, Dairyland, Parent, Bel Canto, Mid-Atlantic, West Coast, and Florida have provided assurances with respect to the qualification of the Loan as a QLICI and the qualification of DHP as a QALICB and agreed to indemnify the lender for losses suffered by the lender as a result of these assurances no longer being available. Additionally, these companies have agreed to jointly and severally indemnify and hold harmless CLII for any loss suffered as a result of the presence of any hazardous materials at the Premises, including the cost of any related clean-up.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Loan, Mortgage Note, Mortgage and Security Agreement, Guaranty, Building Loan Agreement and NMTC Loan Agreement. The above description is qualified in its entirety by reference to the complete Mortgage Note, Mortgage and Security Agreement, Guaranty, Building Loan Agreement and NMTC Loan Agreement, copies of which are filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Senior Secured Credit Facility

On April 25, 2012, Dairyland, Mid-Atlantic, Bel Canto, West Coast and Florida (each a “Borrower” and collectively, the “Borrowers”) and the Company and Parent (each a “Guarantor” and collectively, the “Guarantors”) entered into a senior secured credit facility (the “Credit Agreement”) with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (“Chase”), as Administrative Agent, and the other parties thereto.

The Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) in the aggregate amount of up to $40,000,000 (the loans thereunder, the “Term Loans”) and a senior secured revolving loan facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”) of up to an aggregate amount of $100,000,000 (the loans thereunder, the “Revolving Credit Loans” and, collectively with the Term Loans, the “Loans”), of which up to $1,000,000 is available for letters of credit and up to $3,000,000 is available for short-term borrowings on a swingline basis. The Credit Agreement also provides that the Borrowers may, at their option, increase the aggregate amount of either borrowings under the Revolving Credit Facility or the Term Loan Facility in an aggregate amount up to $40,000,000 (but in not less than $10,000,000 increments) without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding. There can be no assurance that additional funding will become available. Unutilized commitments under the Revolving Credit Facility portion of the Credit Agreement are subject to a per annum fee of 0.40%. A fronting fee of 0.25% per annum is payable on the face amount of each letter of credit issued under the Credit Facilities.

On April 25, 2012, the Borrowers incurred $40,000,000 in borrowings under the Term Facility of the Credit Agreement to repay existing borrowings under the senior secured credit facility entered into by the Borrowers and Guarantors on August 2, 2011 with the lenders from time to time party thereto, Chase, as Administrative Agent, and the other parties thereto (the “Existing Credit Agreement”). The final maturity of the Term Loans is April 25, 2017. Subject to adjustment for prepayments, the Company is required to make quarterly principal payments on the Term Loans on June 30, September 30, December 31 and March 31, with the first four quarterly payments equal to $1,000,000 and the last sixteen quarterly payments equal to $1,500,000, with the remaining balance due upon maturity.

On April 25, 2012, the Borrowers incurred approximately $3.0 million in borrowings under the Revolving Credit Facility portion of the Credit Agreement to repay borrowings under the Existing Credit Agreement. Going forward, borrowings under the Revolving Credit Facility portion of the Credit Agreement will be used for Capital Expenditures (as defined in the Credit Agreement), Permitted Acquisitions (as defined in the Credit Agreement), working capital and general corporate purposes of the Borrowers. The commitments under the Revolving Credit Facility expire on April 25, 2017 and any Revolving Credit Loans then outstanding will be payable in full at that time.

The Credit Facilities are jointly and severally guaranteed by the Borrowers and the Guarantors, including the Company. In addition, the Credit Agreement is secured pursuant to a Pledge and Security Agreement, dated as of April 25, 2012 (the “Pledge and Security Agreement”), by first priority liens on substantially all of the Borrowers’ and each Guarantor’s assets and includes a pledge of the equity interests of each of the Company’s subsidiaries. The collateral does not include, among other things, equity interests in and assets of DHP or owned real property unless it was purchased with borrowings under the Credit Facility and had a fair market value at the time of purchase of greater than $1 million.

Borrowings under the Credit Facilities will bear interest at the Company’s option of either (i) the alternate base rate (representing the greatest of (1) Chase’s prime rate, (2) the federal funds effective rate for overnight borrowings plus  1/2 of 1% and (3) the Adjusted LIBO Rate for one month plus 2.50%) plus in each case the applicable margin of 0.50% for Revolving Credit Loans or Term Loans or (ii), in the case of Eurodollar Borrowings (as defined in the Credit Agreement), the Adjusted LIBO Rate plus the applicable margin of 3.0% for Revolving Credit Loans or Term Loans. The LIBO Rate is the rate for eurodollar deposits for a period equal to one, two, three, six or nine months (as selected by the Borrowers) appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service), at approximately 11:00 a.m. London time, two business days prior to the commencement of the applicable interest period.

The Credit Agreement includes negative covenants, in many cases subject to certain carve-outs and dollar limitations, that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions (with a carveout for Permitted Acquisitions (as defined in the Credit Agreement)). The Credit Agreement also includes financial covenants that require (i) the ratio of the Company’s consolidated EBITDA (as defined in the Credit Agreement) minus the unfinanced portion of capital expenditures to the Company’s consolidated Fixed Charges (as defined in the Credit Agreement) on a trailing twelve month basis as of the end of each of the Company’s fiscal quarters not be less than 1.25 to 1.00 and (ii) the ratio of the Company’s consolidated Total Indebtedness (as defined in the Credit Agreement) to the Company’s consolidated EBITDA (as defined in the Credit Agreement) (the “Leverage Ratio”) for the then trailing twelve months be greater than (A) 3.50 to 1.00 for any fiscal quarter ending in the Company’s 2012 and 2013 fiscal years, (B) 3.25 to 1.00 for any fiscal quarter ending in the Company’s 2014 and 2015 fiscal years and (C) 3.00 to 1.00 for any fiscal quarter ending thereafter.

Under the terms of the Credit Agreement, (A) 50% of the net proceeds from the issuance by the Borrowers or Guarantors of equity interests must be used to repay borrowings under the Credit Facility if the Leverage Ratio (as calculated in accordance with the Credit Agreement) on the last day of the Company’s most recent fiscal quarter is equal to or greater than 2.50 to 1.00, (B) 100% of the net proceeds from (i) asset sales by the Borrowers or Guarantors; (ii) insurance recoveries; (iii) indebtedness other than indebtedness permitted under the Credit Agreement and (iv) extraordinary receipts must be used to prepay borrowings under the Credit Facilities, subject, in the case of (B), to a 270-day reinvestment period and (C) 50% of excess cash flow must be used to repay borrowings under the Credit Facility if the Leverage Ratio (as calculated in accordance with the Credit Agreement) on the last day of the Company’s most recent fiscal quarter is equal to or greater than 2.00 to 1.00 (with a cap on such prepayment of $2 million for the fiscal year ended 2012 and $4 million per year for each fiscal year ended thereafter).

The Credit Agreement also contains customary representations and warranties that must be accurate in order for the Borrowers to borrow under the Revolving Credit Facility. In addition, the Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, defaults under other material debt, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Credit Facilities to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the Credit Agreement. Lenders holding at least 50% of the loans and commitments under the Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the Credit Agreement upon the occurrence and during the continuation of an event of default; provided, however, that this election must be made by at least two (2) lenders under the Credit Agreement if there exists at least two (2) lenders under the Credit Agreement.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Credit Agreement and Pledge and Security Agreement. The above description is qualified in its entirety by reference to the complete Credit Agreement and Pledge and Security Agreement, which are filed herewith as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to generate sufficient levels of working capital to finance the redevelopment expenses not financed by the Loan under the Project; the Company’s ability to timely complete the Project within its current cost estimates; and the Company’s sensitivity to general economic conditions, including the current economic environment. Any forward-looking statements in this report are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date of this report. The Company is not undertaking to update any information in this report until the effective date of its future reports required by applicable laws. Any projections of future operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Item 1.02. Termination of a Material Definitive Agreement

On April 26, 2012, in connection with DHP’s entry into the Lease Agreement, the Existing Sublease between Dairyland and A.L. Bazzini Co., Inc. was terminated, effective upon DHP’s execution of the Lease Agreement.

On April 25, 2012, each of the Existing Credit Agreement and that certain Pledge and Security Agreement, dated as of August 2, 2011, by and among the Borrowers and Guarantors and Chase, as Administrative Agent, entered into in connection with the Existing Credit Agreement, was terminated in connection with the Company’s entering into the Credit Agreement and the Pledge and Security Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 under the caption “Praml Transaction” is incorporated in this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the captions “Lease Agreement for New York City Distribution Facility,” “New Markets Tax Credit Loan Transaction” and “Senior Secured Credit Facility” is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of April 27, 2012, among The Chefs’ Warehouse West Coast, LLC and Adelheid Putze and Rudolf Putze (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request) (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on April 30, 2012).

10.1	Agreement of Lease, dated as of April 26, 2012, between the City of New York, as Landlord, and Dairyland HP LLC, as Tenant (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 30, 2012).

10.2	Mortgage Note, dated as of April 26, 2012, between Dairyland HP LLC, as Maker, and Commercial Lending II LLC, as Payee (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on April 30, 2012).

10.3	Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents, dated as of April 26, 2012, between Dairyland HP LLC, as Mortgagor, and Commercial Lending II LLC, as Mortgagee (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on April 30, 2012).

10.4	Joint and Several Guaranty of Payment, dated as of April 26, 2012, among The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on April 30, 2012).

10.5	Building Loan Agreement, dated as of April 26, 2012, between Commercial Lending II LLC, as Lender, and Dairyland HP LLC, as Borrower.

10.6	Loan Agreement, dated as of April 26, 2012, among Dairyland HP LLC, as Borrower, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Guarantors, and Commercial Lending II LLC, as Lender (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed on April 30, 2012).

10.7	Credit Agreement, dated as of April 25, 2012, among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, The Chefs’ Warehouse, Inc. and Chefs’ Warehouse Parent, LLC, as Guarantors, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Loan Parties party thereto (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed on April 30, 2012).

10.8	Pledge and Security Agreement, dated April 25, 2012, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, and the other Subsidiaries of The Chefs’ Warehouse, Inc. that become party thereto after the date thereof, as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed on April 30, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous

Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date: May 1, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of April 27, 2012, among The Chefs’ Warehouse West Coast, LLC and Adelheid Putze and Rudolf Putze (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request) (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on April 30, 2012).

10.1	Agreement of Lease, dated as of April 26, 2012, between the City of New York, as Landlord, and Dairyland HP LLC, as Tenant (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 30, 2012).

10.2	Mortgage Note, dated as of April 26, 2012, between Dairyland HP LLC, as Maker, and Commercial Lending II LLC, as Payee (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on April 30, 2012).

10.3	Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents, dated as of April 26, 2012, between Dairyland HP LLC, as Mortgagor, and Commercial Lending II LLC, as Mortgagee (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on April 30, 2012).

10.4	Joint and Several Guaranty of Payment, dated as of April 26, 2012, among The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on April 30, 2012).

10.5	Building Loan Agreement, dated as of April 26, 2012, between Commercial Lending II LLC, as Lender, and Dairyland HP LLC, as Borrower.

10.6	Loan Agreement, dated as of April 26, 2012, among Dairyland HP LLC, as Borrower, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Guarantors, and Commercial Lending II LLC, as Lender (incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed on April 30, 2012).

10.7	Credit Agreement, dated as of April 25, 2012, among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, The Chefs’ Warehouse, Inc. and Chefs’ Warehouse Parent, LLC, as Guarantors, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Loan Parties party thereto (incorporated by reference to Exhibit 10.7 to the Company’s Form 8-K filed on April 30, 2012).

10.8	Pledge and Security Agreement, dated April 25, 2012, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse, Inc., Chefs’ Warehouse Parent, LLC, and the other Subsidiaries of The Chefs’ Warehouse, Inc. that become party thereto after the date thereof, as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.8 to the Company’s Form 8-K filed on April 30, 2012).